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                                724 SOLUTIONS INC.
                    INITIAL PUBLIC OFFERING OF COMMON SHARES


                         CANADIAN UNDERWRITING AGREEMENT


                                                                        - , 2000

Nesbitt Burns Inc.
RBC Dominion Securities Inc.
Credit Suisse First Boston Securities Canada Inc.

Ladies and Gentlemen:

         724 Solutions Inc. (the "CORPORATION"), a corporation incorporated under the laws of the Province of Ontario, proposes, subject to the terms and conditions stated in this Agreement, to issue and sell Common Shares of the Corporation in an offering to be conducted in Canada and the United States. The Corporation proposes to issue and sell an aggregate of - Common Shares (the "CANADIAN FIRM SHARES") in Canada to Nesbitt Burns Inc., RBC Dominion Securities Inc. and Credit Suisse First Boston Securities Canada Inc. (collectively, the "CANADIAN UNDERWRITERS"), for whom Nesbitt Burns Inc. is acting as Canadian representative (the "CANADIAN REPRESENTATIVE") and, at the election of the Canadian Underwriters, to issue and sell up to - additional Common Shares (the "ADDITIONAL CANADIAN SHARES") to the Canadian Underwriters for the purpose of covering over-allotments, if any, made in connection with the offering. The Canadian Firm Shares and the Additional Canadian Shares, if any, are referred to herein collectively as the "CANADIAN SHARES" and the offering of the Canadian Shares is referred to herein as the "CANADIAN OFFERING".

         The parties hereto acknowledge that the Corporation is concurrently entering into an agreement dated the date hereof (the "U.S. UNDERWRITING AGREEMENT") pursuant to which the Corporation proposes to issue and sell an aggregate of - Common Shares (THE "U.S. FIRM SHARES") in the United States to Credit Suisse First Boston Corporation, FleetBoston Robertson Stephens Inc. and Thomas Weisel Partners LLC (collectively, the "U.S. UNDERWRITERS"), for whom Credit Suisse First Boston Corporation is acting as U.S. representative (the "U.S. REPRESENTATIVE") and, at the election of the U.S. Underwriters, up to - additional Common Shares (the "ADDITIONAL U.S. SHARES") for the purpose of covering over-allotments, if any, made in connection with the offering. The U.S. Firm Shares and the Additional U.S. Shares, if any, are referred to herein collectively as the "U.S. SHARES" and the offering of the U.S. Shares is referred to herein as the "U.S. OFFERING".

         The Corporation understands that the Canadian Underwriters will simultaneously enter into an agreement with the U.S. Underwriters dated the date hereof (THE "INTER-SYNDICATE AGREEMENT") providing for, among other things, the coordination of certain transactions among the Canadian Underwriters and the U.S. Underwriters.

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                                      -2-

                                    ARTICLE 1
                                   DEFINITIONS

1.1      IN THIS AGREEMENT:

         "1933 ACT" means the UNITED STATES SECURITIES ACT OF 1933, as amended;

         "1934 ACT" means the United States Securities Exchange Act of 1934, as amended;

         "ADDITIONAL CANADIAN SHARES" has the meaning given to such term above;

         "ADDITIONAL U.S. SHARES" has the meaning given to such term above;

         "ADDITIONAL SHARES" means the Additional Canadian Shares together with the Additional U.S. Shares;

         "AFFILIATE", "DISTRIBUTION", "MATERIAL CHANGE", "MATERIAL FACT", "MISREPRESENTATION", and "SUBSIDIARY" when used in connection with the Canadian Final Prospectus or any Prospectus Amendment thereto shall have the respective meanings given to them in the SECURITIES ACT (Ontario) and when used in connection with the U.S. Registration Statement, U.S. Preliminary Prospectus, U.S. Final Prospectus or any Prospectus Amendment thereto shall have the meaning (to the extent applicable) under the U.S. Securities Laws including judicial and administrative interpretations thereof;

         "AGREEMENT" means this agreement;

         "BUSINESS DAY" means a day other than a Saturday, a Sunday or a statutory or civic holiday in the City of Toronto, Canada;

         "CANADIAN FINAL PROSPECTUS" means the final long form prospectus of the Corporation relating to the distribution of the Canadian Shares, prepared and filed with the Canadian Securities Regulators in accordance with Canadian Securities Laws;

         "CANADIAN FIRM SHARES" has the meaning given to such term above;

         "CANADIAN GAAP" means accounting principles generally accepted in Canada;

         "CANADIAN OFFERING" has the meaning given to such term above;

         "CANADIAN PRELIMINARY PROSPECTUS" means, collectively, the preliminary long form prospectus of the Corporation dated -, 1999 and the Amended Preliminary Prospectus dated January 12, 2000 relating to the distribution of the Canadian Shares and prepared and filed with the Canadian Securities Regulators in accordance with Canadian Securities Laws;

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                                      -3-

         "CANADIAN PRICING PROSPECTUS" means the supplemented Canadian Final Prospectus, incorporating the PREP Information, to be dated January -, 2000 (in both the English and French languages unless the context indicates otherwise) used in Canada.

         "CANADIAN REPRESENTATIVE" has the meaning given to such term above;

         "CANADIAN SECURITIES LAWS" means all applicable securities laws in each of the Qualifying Provinces and the respective regulations and rules under such laws together with applicable published policy statements of the Canadian Securities Administrators and the Canadian Securities Regulators;

         "CANADIAN SECURITIES REGULATORS" means the applicable securities commission or regulatory authority in each of the Qualifying Provinces;

         "CANADIAN SHARES" has the meaning given to such term above;

         "CANADIAN UNDERWRITERS" has the meaning given to such term above, and "CANADIAN UNDERWRITER" means any one of them;

         "CLAIM" has the meaning given to it in Section 12.3 of this Agreement;

         "CLOSING DATE" means the date of the First Time of Delivery;

         "COMMON SHARES" means the common shares in the capital of the Corporation;

         "CORPORATION" means 724 Solutions Inc.;

         "CORPORATION'S CANADIAN COUNSEL" means the law firm of Goodman, Phillips & Vineberg;

         "CORPORATION'S U.S. COUNSEL" means the law firm of Morrison & Foerster LLP;

         "DIRECTED SHARE PROGRAM" means the issuance by the U.S. Underwriters and Canadian Underwriters of up to 10% of the Shares to the Corporation's employees, directors and certain other persons associated with the Corporation who have expressed an interest in purchasing Common Shares in the U.S. Offering or the Canadian Offering at the public offering price for such Shares;

         "FINANCIAL INFORMATION" means the Consolidated Financial Statements of the Corporation included in the Prospectus, together with the reports of KPMG on such financial statements as at and for the periods included in the Prospectus and including the notes with respect to such financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Prospectus;

         "FINAL PROSPECTUS DATE" means the date of the Canadian Final Prospectus, being the date of this Agreement;

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                                      -4-

         "FIRM SHARES" means the Canadian Firm Shares together with the U.S. Firm Shares;

         "FIRST TIME OF DELIVERY" means the time and date of delivery of the Firm Shares and the closing of the sale and purchase thereof, that being -, Toronto time, on -, 2000 or such other time and date as the Representatives and the Corporation may agree upon in writing;

         "INDEMNIFIED PARTY" has the meaning given to it in Section 12.3 hereof;

         "INDEMNIFYING PARTY" has the meaning given to it in Section 12.3 hereof;

         "KPMG" means KPMG LLP, the auditors of the Corporation;

         "MATERIAL ADVERSE EFFECT" has the meaning given to it in Section 2.3(a) hereof;

         "NASDAQ" means The Nasdaq Stock Market;

         "NOTICE" has the meaning given to it in Section 14.5 hereof;

         "OBCA" means the BUSINESS CORPORATIONS ACT (Ontario);

         "PREP EXEMPTION ORDERS" means the exemption orders or rulings issued by the Canadian Securities Regulators permitting the Corporation to use the PREP Procedures in connection with the distribution of Shares in Canada;

         "PREP INFORMATION" means the information, if any, included in the Canadian Pricing Prospectus that is omitted from the Canadian Final Prospectus in accordance with the PREP Procedures and the PREP Exemption Orders but that is deemed under the PREP Procedures and the PREP Exemption Orders to be incorporated by reference into the Canadian Final Prospectus as of the date of the Canadian Pricing Prospectus;

         "PREP PROCEDURES" means the rules and procedures established pursuant to the Canadian Securities Laws for the pricing of securities after the final receipt for a prospectus has been obtained;

         "PROSPECTUS" means, collectively, the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the U.S. Prospectus and any Prospectus Amendment;

         "PROSPECTUS AMENDMENT" means any amendment or supplement to the Canadian Final Prospectus or the U.S. Final Prospectus, including the Canadian Pricing Prospectus, or any amended and restated Canadian Final Prospectus or U.S. Final Prospectus;

         "PURCHASE PRICE" means the amount of Cdn. $- per Common Share, being the equivalent of the purchase price for Shares sold in the U.S. based on the noon buying rate in New York City for cable transfers in Canadian dollars as of the date of the Canadian Pricing Prospectus;

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                                      -5-

         "QUALIFYING PROVINCES" means each of the provinces of Canada;

         "SEC" means the United States Securities and Exchange Commission;

         "SECOND TIME OF DELIVERY" means the time and date of delivery of the Additional Canadian Shares and the closing of the sale and purchase thereof, that being 8:30 a.m., Toronto time, on the date specified by the Canadian Representative in the written notice given by it of the Canadian Underwriters' election to purchase such Additional Canadian Shares, or such other time and date as they and the Corporation may agree upon in writing;

         "SHARES" means the Canadian Shares together with the U.S. Shares;

         "TIME OF DELIVERY" means the First Time of Delivery or the Second Time of Delivery (or 8:30 a.m. on any other date specified by the Canadian Representative in the written notice given by it of the Canadian Underwriters' election to purchase Additional Canadian Shares), as the case may be;

         "TRUST COMPANY" means Montreal Trust at its principal office in Toronto, Ontario;

         "TSE" means The Toronto Stock Exchange;

         "UNDERWRITERS' CANADIAN COUNSEL" means the law firm of Osler, Hoskin & Harcourt LLP;

         "UNDERWRITERS' U.S. COUNSEL" means the law firm of Shearman & Sterling;

         "UNDERWRITING FEE" means the amount of Cdn. $- per Share being the equivalent of the underwriting fee for Shares sold in the U.S. based on noon buying rate in New York City for cable transfers in Canadian dollars as of the date of the Canadian Pricing Prospectus;

         "U.S. FINAL PROSPECTUS" means the final prospectus forming part of the U.S. Registration Statement;

         "U.S. FIRM SHARES" has the meaning given to such term above;

         "U.S. OFFERING" has the meaning given to such term above;

         "U.S. PRELIMINARY PROSPECTUS" means any preliminary prospectus included in the U.S. Registration Statement filed with the SEC pursuant to the 1933 Act;

         "U.S. PROSPECTUS" means the prospectus relating to the U.S. Shares included in the U.S. Registration Statement;

         "U.S. REGISTRATION STATEMENT" means the registration statement on Form F-1 relating to the registration of the Shares for distribution in the United States and filed with the SEC pursuant to the 1933 Act, prepared in compliance with U.S. Securities Laws, including all

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                                      -6-

         exhibits thereto and the information contained in the form of final prospectus filed with the SEC and deemed to be part of the registration statement at the time it was declared effective, and each such part of a registration statement as amended as at the time such part became effective;

         "U.S. SECURITIES LAWS" means all applicable securities legislation in the United States, including without limitation the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder;

         "U.S. SHARES" has the meaning given to such term above;

         "U.S. SUBSIDIARY" means 724 Solutions Corp., a corporation incorporated under the laws of the State of Delaware;

         "U.S. UNDERWRITERS" has the meaning given to such term above and "U.S. UNDERWRITER" means any one of them; and

         "U.S. UNDERWRITING AGREEMENT" has the meaning given to such term above.

         Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders.

                                    ARTICLE 2
                              TERMS AND CONDITIONS

2.1      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION

The Corporation represents and warrants to, and agrees with, each of the Canadian Underwriters that:

2.2      COMPLIANCE WITH SECURITIES LAWS

          (a) The Corporation shall fulfil and comply with, to the reasonable satisfaction of the Canadian Underwriters, all Canadian Securities Laws required to be fulfilled or complied with by the Corporation to enable the Canadian Shares to be lawfully distributed in the Qualifying Provinces through such of the Canadian Underwriters as are duly registered to effect such distribution, or any other investment dealers or brokers registered as such in the Qualifying Provinces (or pursuant to exemptions from the registration requirements of the Canadian Securities Laws of such provinces). These requirements shall include, without limitation, the filing of an English language version and French language version of the Canadian Final Prospectus, as appropriate, and the required related documents with the Canadian Securities Regulators and obtaining a receipt or similar corresponding document in respect thereof. Such requirements shall be fulfilled within the times specified in
               Section 5.7 hereof.

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                                      -7-

          (b) Until the distribution of the Shares shall have been completed, the Corporation shall promptly take or cause to be taken all additional steps and proceedings that from time to time may be required under the Canadian Securities Laws to continue to qualify the Shares for distribution in the Qualifying Provinces, or in the event that the Shares have, for any reason, ceased to so qualify, to again so qualify the Shares.

          (c) All information and statements contained in the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment are true and correct in all material respects and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Canadian Shares, no material fact or information has been omitted from such disclosure which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made, and such documents comply fully with the requirements of the Canadian Securities Laws.

          (d) the Corporation (A) has obtained the PREP Exemption Orders; (B) will have prepared and filed with the Canadian Securities Regulators the Canadian Final Prospectus omitting the PREP Information; and (C) will prepare and file the Canadian Pricing Prospectus, promptly after pricing of the Shares, with each of the Canadian Securities Regulators.

          (e) The U.S. Registration Statement has either (i) become effective under the 1933 Act and is not proposed to be amended, or (ii) is proposed to be amended by amendment or post-effective amendment, and the Corporation will comply with the terms of the U.S. Underwriting Agreement to effect such amendment. No stop order suspending the effectiveness of the U.S. Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the SEC.

          (f) (i) On the effective date of the U.S. Registration Statement, it did not or will not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the U.S. Registration Statement and the U.S. Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the applicable rules and regulations of the SEC thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the U.S. Registration Statement or the Prospectus based upon information relating to any Canadian Underwriter furnished to the Corporation in writing by such Canadian Underwriter expressly for use therein.

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                                      -8-

          (g) The financial statements included in the U.S. Registration Statement and the Prospectus present fairly the financial position of the Corporation and its consolidated subsidiaries as of the dates indicated and their results of operations and cash flows for the periods specified, and except as otherwise disclosed in the Prospectus such financial statements have been prepared in conformity with Canadian GAAP, applied on a consistent basis, and the supporting schedules included in the U.S. Registration Statement present fairly the information stated therein. The assumptions used in preparing the pro forma financial statements included in the U.S. Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein; the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (h) Neither the issue and sale of the Shares to the Canadian Underwriters and the U.S. Underwriters by the Corporation pursuant to this Agreement, nor the compliance by the Corporation with the other provisions of this Agreement and the U.S. Underwriting Agreement and the consummation of the other transactions contemplated by such agreements require the consent, approval, authorization, registration, filing or qualification under Canadian Securities Laws of or with any other governmental authority except: (i) the filing of the Canadian Final Prospectus with the Canadian Securities Regulators and obtaining receipts with respect thereto and the filing of the Canadian Pricing Prospectus; (ii) such as have been obtained or such as may be required under state securities or Blue Sky laws of the states of the United States of America; and (iii) such as have been obtained under the 1933 Act and the 1934 Act.

2.3      CORPORATE MATTERS

          (a) The Corporation has been duly incorporated and is an existing corporation under the laws of Ontario, with the corporate power and authority to own its property and conduct its business as described in the Prospectus and is duly registered or qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except where failure to be so registered or qualified would not have a material adverse effect on the business or results of operations of the Corporation and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

          (b) Each subsidiary of the Corporation has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its property and conduct its business and is duly registered or qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the

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                                      -9-

               failure to be so registered or qualified or in good standing would not have a Material Adverse Effect. All of the issued and outstanding shares of each subsidiary of the Corporation has been duly authorized and validly issued and is fully paid and non-assessable, and the shares of each subsidiary owned by the Corporation, directly or indirectly, are owned free and clear of all liens, encumbrances, defects, or adverse claims or charges of any type whatsoever.

          (c) The Common Shares outstanding prior to the issuance of the Shares have been duly authorized, validly issued and are fully paid and non-assessable and conform, in all material respects to the description of such shares in the Prospectus. There are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Corporation, or obligations of the Corporation to issue, any Common Shares or any other class of shares in the capital of the Corporation, except as set forth in the Prospectus.

          (d) The Shares have been duly authorized and, when issued and delivered and paid for in accordance with the terms of this Agreement, will be validly issued and fully paid and non-assessable and conform, in all material respects to the description of such shares in the Prospectus. The issuance of the Shares will not be subject to any pre-emptive or similar rights.

          (e) Except as disclosed in the Prospectus and except for the agreement between the Corporation and Coxwain Row Capital Corporation dated August 18, 1999, there are no contracts, agreements or understandings between the Corporation and any person that would give rise to a valid claim against the Corporation or any U.S. Underwriter or Canadian Underwriter for a brokerage commission, finder's fee or other like payment in connection with the Canadian Offering or the U.S. Offering.

          (f) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Corporation and any person granting such person the right to require the Corporation to file a registration statement under the 1933 Act or to qualify a prospectus under applicable Canadian Securities Laws with respect to any securities of the Corporation owned or to be owned by such person or to require the Corporation to include such securities in the securities registered pursuant to any registration statement filed by the Corporation under the 1933 Act or to qualify such securities under a prospectus filed under Canadian Securities Laws.

          (g) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the U.S. Underwriting Agreement in connection with the issuance and sale of the Shares by the Company, except such as have been obtained and made under applicable Canadian Securities Laws, the 1933 Act or the 1934, and the approval of the National Association of Securities Dealers, Inc. with respect to its review of the fairness of the underwriting arrangements contemplated by this Agreement, and such as may be required

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                                      -10-

               under state or provincial securities laws and except for such consents, approvals, authorizations, orders or filings the failure of which to obtain would not have a Material Adverse Effect.

          (h) Except as disclosed in the Prospectus, under applicable laws and regulations of Canada and any political subdivision thereof, all dividends and other distributions declared and payable on the Shares may be paid by the Corporation to the holder thereof in United States dollars or Canadian dollars that may be converted into foreign currency and freely transferred out of Canada and, except as disclosed in the Prospectus, all such payments made to holders thereof or therein who are non-residents of Canada will not be subject to income, withholding or other taxes under laws and regulations of Canada or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Canada or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Canada or any political subdivision or taxing authority thereof or therein.

          (i) The execution, delivery and performance of this Agreement and the U.S. Underwriting Agreement, and the issuance and sale of the Shares have been duly authorized by the Corporation, and this Agreement and the U.S. Underwriting Agreement have been duly executed and delivered by the Corporation and constitute legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with its terms subject to:
               (i) bankruptcy, insolvency, moratorium, reorganization and other laws affecting enforcement of rights of creditors generally; (ii) general principles of equity, including the qualification that equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction; (iii) the statutory and inherent powers of a court of competent jurisdiction to stay proceedings before it and to grant relief from forfeiture; (iv) the limitation that any judgment of a Canadian court for a monetary amount will be given in Canadian currency; (v) the limitation that the rights of indemnity, contribution and waiver may be limited by applicable laws and (vi) judicial application of foreign laws or foreign governmental actions affecting creditors' rights.

          (j) The execution, delivery and the performance of this Agreement and the U.S. Underwriting Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Corporation or any subsidiary of the Corporation or any of their properties, or any provision of the articles or by-laws of the Corporation, (ii) any material agreement or other instrument binding on the Corporation or any of its subsidiaries or to which the properties of the Corporation or any such subsidiary is subject, except as would not have a Material

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                                      -11-

               Adverse Effect. The Corporation has the power and authority to authorize, issue and sell the Shares as contemplated by this Agreement and the U.S. Underwriting Agreement.

          (k) The registrar and transfer agent of the Canadian Shares of the Corporation is Montreal Trust Company at its principal transfer office in the city of Toronto.

          (l) The form of certificate representing the Common Shares has been approved by the Corporation and complies with the provisions of the OBCA and the requirements of the TSE.

          (m) The TSE and the Nasdaq have conditionally approved the listing and posting for trading of the Common Shares, subject to the Corporation fulfilling all of the requirements of each of the TSE and the Nasdaq.

2.4      NO MATERIAL ADVERSE CHANGES; CERTAIN OTHER MATTERS

          (a) Except as disclosed in the Prospectus, since the date of the last audited financial statements included in the Prospectus there has been no material adverse change, nor, to the Corporation's knowledge, any development or event involving a prospective material adverse change in the condition (financial or otherwise), business, properties or results of operations of the Corporation and its subsidiaries, taken as a whole, and except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Corporation on any class of shares.

          (b) There are no current or pending actions, suits or proceedings against or, to Corporation's or knowledge, affecting the Corporation, any of its subsidiaries or to any of their respective properties that, if determined adversely to the Corporation or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Corporation to perform its obligations under this Agreement or the U.S. Underwriting Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings are threatened or, to the Corporation's knowledge, threatened.

          (c) The Corporation is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the U.S. Investment Company Act of 1940, as amended.

          (d) Subsequent to the respective dates as of which information is given in the U.S. Registration Statement and the Prospectus, the Corporation and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business.

          (e) Except as disclosed in the Prospectus, the Corporation and its subsidiaries have good and marketable title in fee simple to all real property all other properties and assets owned by them, in each case free and clear of all liens, encumbrances and defects of title that would materially affect the value thereof or materially interfere with the use made or to be made by them, and any real property and buildings held under lease by the Corporation and its subsidiaries are held by them under valid, subsisting and enforceable leases, with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (f) Except as disclosed in the Prospectus, the Corporation and its subsidiaries own or possess, or can acquire on reasonable terms, trademarks, trade names and other rights to inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), patents, patent rights, and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, if determined adversely to the Corporation or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect. The discoveries, inventions, products or processes of the Corporation do not, to the Corporation's knowledge, infringe or conflict with any intellectual property right of any third party, where such infringement or conflict could have a Material Adverse Effect.

          (g) No labour dispute with the employees of the Corporation or any subsidiary exists, or, to the knowledge of the Corporation, is imminent, that might have a Material Adverse Effect.

          (h) The Corporation and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.

          (i) The Corporation and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, provincial, state or foreign regulatory authorities necessary to conduct the businesses now operated by them, except for such certificates, authorizations or permits the failure of which to possess would not have a Material Adverse Effect, and have not received notice of any proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Corporation or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (j) The Corporation and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets.

          (k) Neither the Corporation nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Corporation agrees to comply with such section if prior to the completion of the distribution of Shares it commences doing such business.

          (l) (i) the U.S. Registration Statement and the Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulation of foreign jurisdictions in which the Directed Shares are offered outside Canada and the United States.

          (m) The Corporation has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Corporation or any of its subsidiaries will be affected by the year 2000 problem (that is, any significant risk that computer hardware or software applications used by the Corporation and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, the Corporation has no reason to believe, and does not believe, that there are any issues related to the Corporation's preparedness to address the year 2000 problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus.

2.5      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CANADIAN UNDERWRITERS

          (a) Each of the Canadian Underwriters, severally and not jointly, hereby represents and warrants to, and agrees with the other parties hereto that:

               (i) during the course of distribution of the Canadian Shares to the public by or through the Canadian Underwriters, such Canadian Underwriters will offer the Canadian Shares for sale to the public and will sell the Canadian Shares only in those jurisdictions where they may be lawfully offered for sale or sold; and

               (ii) such Canadian Underwriter will offer, sell and distribute the Canadian Shares in compliance with all applicable Canadian Securities Laws.

          (b) The Canadian Underwriters covenant and agree that they shall offer the Canadian Shares for sale to the public in the Qualifying Provinces in compliance with applicable laws. For the purposes of this subparagraph 2.5(b), the Canadian Underwriters shall be entitled to assume that Shares are qualified for distribution in those Qualifying Provinces in which a receipt or similar document for the Prospectus shall have been obtained from the applicable Canadian Securities Regulator following the filing of the Canadian Final Prospectus, as supplemented by the PREP Information.

          (c) The Canadian Underwriters covenant and agree that if they offer to sell or sell any Shares in jurisdictions other than the Qualifying Provinces, such offers or sales shall be effected in compliance with the applicable laws of such jurisdictions.

                                    ARTICLE 3
                      PURCHASE AND SALE OF CANADIAN SHARES.

3.1      PURCHASE OF CANADIAN FIRM SHARES

Subject to the terms and conditions herein set forth, the Corporation agrees to issue and sell to each of the Canadian Underwriters, and each of the Canadian Underwriters agrees, severally and not jointly, to purchase from the Corporation, at the Purchase Price per Common Share, the number of Canadian Firm Shares set forth opposite the name of such Canadian Underwriter in Schedule I hereto.

3.2      GRANT OF RIGHT TO PURCHASE ADDITIONAL CANADIAN  SHARES

The Corporation hereby grants to the Underwriters the right to purchase at their election up to - Additional Canadian Shares at the Purchase Price for the sole purpose of covering over-allotments in the sale of the Canadian Firm Shares. Any such election to purchase Additional Canadian Shares may be exercised only by written notice from the Canadian Representative to the Corporation, given not later than 30 days after the date of this Agreement and setting forth the aggregate number of Additional Canadian Shares to be purchased and the date on which such Additional Canadian Shares are to be delivered, as determined by the Canadian Representative, but in no event earlier than the Closing Date or later than ten Business Days after the date of such notice.

3.3      PURCHASE OF ADDITIONAL CANADIAN SHARES

In the event and to the extent that the Canadian Underwriters shall elect to exercise the right to purchase Additional Canadian Shares, the Corporation agrees to issue and sell to each of the Canadian Underwriters, and each of the Canadian Underwriters agrees, severally and not jointly, to purchase from the Corporation, at the Purchase Price, that portion of the number of Additional Canadian Shares as to which such election shall have been exercised (to be adjusted by the Canadian Underwriters so as to eliminate fractional shares) that bears the same proportion to the total number of Additional Canadian Shares which such Canadian Underwriter is entitled to purchase as the number of Canadian Firm Shares set forth opposite the name of such Canadian Underwriter in Schedule I hereto bears to the total number of Canadian Firm Shares.

                                    ARTICLE 4
                              DELIVERY AND PAYMENT

4.1      DELIVERY OF CANADIAN SHARES

          (a) The purchase and sale of the Canadian Firm Shares shall be completed at the First Time of Delivery, and the completion of the purchase and sale of any Canadian Additional Shares shall be completed on the Second Time of Delivery or on the date specified in the written notice provided to the Corporation pursuant to
               Section 3.2. At the First Time of Delivery: (i) the Corporation shall deliver to the Canadian Underwriters a definitive share certificate representing the Canadian Firm Shares, registered in the name of the Canadian Representative or in such other name or names as the Canadian Underwriters may notify the Corporation in writing not less than the day that is the Business Day prior to such time, (ii) the Canadian Underwriters shall deliver by certified cheque, bank draft or wire transfer to the Corporation the aggregate Purchase Price for the Canadian Firm Shares and a receipt signed by the Canadian Representative for the definitive certificate delivered to the Canadian Underwriters; and (iii) the Corporation shall deliver by certified cheque, bank draft, or wire transfer payable to Canadian Representative, on behalf of the Underwriters, the Underwriting Fee for the Canadian Firm Shares.

          (b) On any closing date with respect to the purchase and sale of any Canadian Additional Shares: (i) the Corporation shall deliver to the Canadian Underwriters a definitive share certificate representing the number of Canadian Additional Shares being purchased, registered in the name of the Canadian Representative or in such other name or names as the Canadian Underwriters may notify the Corporation in writing not less than the day that is the Business Day prior to such exercise date, (ii) the Canadian Underwriters shall deliver by certified cheque, bank draft or wire transfer payable to the Corporation, the aggregate Purchase Price for the applicable number of Additional Canadian Shares together with a receipt signed by the Canadian Representative for the definitive certificate representing such Additional Canadian Shares, and (iii) the Corporation shall deliver by certified cheque, bank draft, or wire transfer payable to the Canadian Representative, on behalf of the Canadian Underwriters, the Underwriting Fee for the Additional Canadian Shares purchased as of such date.

          (c) The Corporation shall, prior to the Closing Date or any date of closing for the issuance of Additional Canadian Shares, make all necessary arrangements for the exchange of the definitive certificate representing the Shares, on the delivery date at the principal offices of Montreal Trust Company in the City of Toronto for certificates representing such number of Shares registered in such names as shall be designated by the Canadian Underwriters not less than 48 hours prior to the

               Closing Time. The Corporation shall pay all fees and expenses payable to Montreal Trust Company in connection with the preparation, delivery, certification and exchange of the Shares and the fees and expenses payable to Montreal Trust Company in connection with the initial or additional transfers as may be required in the course of the distribution of the Shares.

4.2      PAYMENT OF UNDERWRITING FEE

As compensation to the Canadian Underwriters for their services hereunder, the Corporation at each Time of Delivery will pay to -, for the accounts of the Canadian Underwriters, the Underwriting Fee per Common Share in respect of the Canadian Shares to be delivered by the Corporation hereunder at such Time of Delivery. At each Time of Delivery, the Corporation will pay, or cause to be paid, the aggregate Underwriting Fee payable at such Time of Delivery to the Canadian Underwriters by certified or official bank cheque or cheques, payable to the order of the Canadian Representatives, or by wire transfer, in same day funds.

4.3      PLACE OF DELIVERY

The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to this Article 4 and pursuant to Article 9 hereof, including the receipts for the Canadian Shares and any additional documents requested by the Canadian Underwriters pursuant to Section 9.1 hereof, will be delivered at the offices of in each case at the offices of Goodman Phillips & Vineberg, 250 Yonge Street, Suite 2400, Toronto, Ontario or at such other place as the Canadian Underwriters and the Corporation may agree upon.

                                    ARTICLE 5
                      FURTHER AGREEMENTS OF THE CORPORATION

The Corporation agrees with each of the Canadian Underwriters that:

5.1      FURTHER ACTIONS TO QUALIFY SHARES

The Corporation will promptly from time to time take such further action as the Canadian Underwriters may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions of Canada and the United States as the Canadian Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares.

5.2      NOTIFICATION TO UNDERWRITERS

The Corporation will advise the Canadian Underwriters, promptly after receiving notice or obtaining knowledge thereof, of: (i) the time when any amendment or supplement to the Canadian Final Prospectus or U.S. Registration Statement has been filed or becomes effective; (ii) the issuance by any Canadian Securities Regulator or by the SEC of any cease trade order, stop order or any other order preventing or suspending the trading of the Shares or the effectiveness of the U.S. Registration Statement or any amendment thereto or any order preventing or suspending the use of the Canadian Final Prospectus, the U.S. Final Prospectus or any amendment or supplement thereto; (iii) any request made by a Canadian Securities Regulator or by the SEC for amending the Prospectus or the U.S. Registration Statement, or for additional information;
(iv) the suspension of the qualification of the Shares for offering or sale in any jurisdiction; or (v) the institution, threatening or contemplation of any proceeding for any such purpose. The Corporation will use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal thereof as promptly as possible.

5.3      RESTRICTION ON OTHER SALES

The Corporation shall not, without the prior written consent of the U.S. Representative, during the period ending 180 days after the date of the Time of First Delivery, (i) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares. The foregoing sentence shall not apply to: (a) the U.S. Shares to be sold under the U.S. Underwriting Agreement or the Canadian Shares to be sold hereunder; (b) the issuance by the Corporation of Common Shares pursuant to exercise of warrants or options, in each case outstanding on the date of hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, and issuances of Shares pursuant to the exercise of such options. Notwithstanding the foregoing, the Corporation may file a registration statement on Form S-8 (or any successor form) to register its Common Shares that are reserved for issuance under its share option plans, and may issue shares in any bona fide acquisition transaction involving the purchase of any company, business or technology.

5.4      RESTRICTION ON STABILIZATION AND OTHER ACTIVITIES

Neither the Corporation nor any subsidiary or other entity over which the Corporation exercises control or significant influence, nor any of its or their respective officers or directors, will, directly or indirectly, until the completion of distribution: (i) take any action designed to cause or to result in, or that constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Shares; (ii) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of the Shares other than the fees payable pursuant to the Canadian Underwriting Agreement or the U.S. Underwriting Agreement or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Corporation.

5.5      LISTING ON STOCK EXCHANGES

The Corporation will, on or prior to the First Time of Delivery, cause the Common Shares to be duly listed and posted for trading on the TSE and the Nasdaq, subject to official notice of issuance.

                                    ARTICLE 6
                          DELIVERY OF FINAL PROSPECTUS

6.1      COMMERCIAL COPIES

The Corporation will furnish the Canadian Underwriters, without charge, with commercial copies of the English and French language versions of the Canadian Pricing Prospectus in such quantities and at such cities as the Canadian Representative may from time to time reasonably request by oral instructions to the Corporation. Such delivery shall be effected as soon as possible and, in any event, on or before 10:00 a.m. (Toronto time) in the cities of Toronto on the Business Day following the date of this Agreement, and on or before 10:00 a.m. (Toronto time) on the second Business Day following the date of this Agreement elsewhere.

6.2      PROSPECTUS AMENDMENTS

The Corporation shall prepare and deliver promptly to the Canadian Underwriters signed and certified copies of all Prospectus Amendments required under Canadian Securities Laws, which shall be in form and substance satisfactory to the Canadian Underwriters and Underwriters' Canadian Counsel, acting reasonably, and accompanied by documents corresponding to those referred to in Sections 8.1(c), 8.1(d) and 8.1(e), and the comfort letter referred to in subsection 9.1(h). The Corporation shall promptly furnish the Canadian Underwriters, without charge, with commercial copies of the English and French language versions of such amendment, in such quantities and at such cities as the Canadian Representative may from time to time reasonably request.

6.3      REPRESENTATION AS TO PROSPECTUS AND PROSPECTUS AMENDMENTS

Delivery of the Canadian Final Prospectus and any Prospectus Amendment thereto shall constitute a representation and warranty by the Corporation to the Canadian Underwriters that (i) all information and statements (except information and statements relating solely to the Canadian Underwriters and provided by the Canadian Underwriters in writing expressly for inclusion therein) contained therein are true and correct and contain no misrepresentation and constitute full, true and plain disclosure of all material facts; (ii) no material fact or information has been omitted from such disclosure which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made; and (iii) such documents comply fully with the requirements of Canadian Securities Laws.

                                    ARTICLE 7
                                    EXPENSES

7.1      PAYMENT OF EXPENSES

Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Corporation covenants and agrees with the Canadian Underwriters that it will pay or cause to be paid the following:

          (a) the fees, disbursements and expenses of the Corporation's Canadian Counsel, the Corporation's U.S. Counsel and KPMG in connection with qualification by prospectus of the distribution of the Shares under Canadian Securities Laws and the registration and delivery of the Shares under U.S. Securities Laws and all other fees and expenses in connection with the preparation, printing and filing of the Prospectus and the U.S. Registration Statement and the mailing and delivering of copies thereof to the Underwriters and dealers;

          (b) all expenses in connection with the qualification of the Shares for offering and sale in the Qualifying Provinces and in the U.S. and the issuance of the Shares and all fees and expenses in connection with listing the Common Shares on the TSE and the Nasdaq;

          (c) all expenses and taxes arising as a result of the sale and delivery of the Shares to or for the account of the Underwriters, of the sale and delivery of the Shares by the Underwriters to each other, and to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case, any transfer or other tax asserted against any Canadian Underwriter by reason of the purchase and sale of a Share pursuant to this Agreement;

          (d) the cost and charges of Montreal Trust Company in connection with its services as transfer agent or registrar for the Canadian Shares;

          (e) any costs and expenses associated with "road shows" and any meetings with prospective purchasers of the Shares, all out-of-pocket expenses of the Underwriters and any advertising costs relating to the offering of the Shares;

          (f) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Article 7.

                                    ARTICLE 8
                                   DELIVERIES

8.1      CONCURRENT DELIVERIES

Concurrently with the execution and delivery of this Agreement, the Corporation shall deliver to the Canadian Underwriters:

          (a) a copy of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Pricing Prospectus in the English language signed and certified as required by Canadian Securities Laws;

          (b) a copy of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Pricing Prospectus in the French language signed and certified as required by Canadian Securities Laws;

          (c) a copy of any other document required to be filed by the Corporation under the laws of any of the Qualifying Provinces in compliance with Canadian Securities Laws;

          (d) legal opinions dated the date of the Canadian Pricing Prospectus, in form and substance satisfactory to the Canadian Underwriters, acting reasonably, addressed to the Canadian Underwriters, the Corporation, their respective counsel and the directors of the Corporation from Quebec counsel to the effect that the French language version of the Canadian Pricing Prospectus, except for the Financial Information, as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and accurate translation of the English language version thereof, and that the English and French language versions are not susceptible of any materially different interpretation with respect to any material matter contained therein; and

          (e) opinions dated the date of the Canadian Preliminary Prospectus and the Final Prospectus Date or, if applicable, the date of the Canadian Pricing Prospectus, in form and substance satisfactory to the Canadian Underwriters, acting reasonably, addressed to the Canadian Underwriters, the Corporation, their respective counsel and the directors of the Corporation from KPMG to the effect that the French language version of the Financial Information contained in the Canadian Preliminary Prospectus, the Canadian Final Prospectus and, if applicable, the Canadian Pricing Prospectus is, in all material respects, a complete and proper translation of the English language version thereof.

                                    ARTICLE 9
                                   CONDITIONS

9.1      CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS

The obligations of the Corporation to sell the Canadian Firm Shares to the Canadian Underwriters and the several obligations of the Canadian Underwriters to purchase and pay for the Canadian Firm Shares on the Closing Date are subject to the following conditions:

          (a) The Canadian Final Prospectus shall have been filed with each of the Canadian Securities Regulators and receipts obtained therefor and the Canadian Pricing Prospectus shall have been filed with each of the Canadian Securities Regulators, and all other steps or proceedings shall have been taken that may be necessary in order to qualify the Shares for distribution to the public in each of the Qualifying Provinces.

          (b) The Canadian Representative shall have received a letter, dated the date of delivery thereof (which, if the effective time of the initial U.S. Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the initial U.S. Registration Statement is subsequent to the execution and delivery of this

               Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG, confirming that they are independent public accountants within the meaning of the 1933 Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the financial statements and schedules examined by them and included in the U.S. Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published Rules and Regulations;

               (ii) on the basis of a reading of the latest available interim financial statements of the Corporation, inquiries of officials of the Corporation who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) at the date of the latest available balance sheet read by KPMG, or at a subsequent specified date not more than three Business Days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Corporation and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus;

                    (B) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated revenue, gross profit, or in total or per share amounts of consolidated net income (loss), except in all cases set forth in clause
                         (A) above for changes, increases or decreases which the Prospectus disclose have occurred or may occur or which are described in such letter;

                    (C) at the date of the latest available balance sheet read by KPMG, or at a subsequent specified date not more than three Business Days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Corporation and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (D) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by KPMG there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated revenue, gross profit, or in total or per share amounts of consolidated net income (loss), except in all cases set forth in clauses (A), (B) and
                         (C) above for changes, increases or decreases which the U.S. Registration Statement and the Prospectus disclose have occurred or may occur or which are described in such letter;

              (iii) they have compared specified dollar amounts (or
                    percentages derived from such dollar amounts) and other financial information contained in the U.S. Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Corporation and its subsidiaries subject to the internal controls of the Corporation's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

               (iv) they have compared specified dollar amounts (or
                    percentages derived from such dollar amounts) and other financial information contained in the U.S. Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Corporation and its subsidiaries subject to the internal controls of the Corporation's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development or event involving a prospective change, in the condition, financial or otherwise, business, properties or operations of the Corporation and its subsidiaries, taken as one enterprise that is material and adverse and makes it impractical to market the Shares on the terms and in the manner contemplated by the Prospectus.

          (d) The Canadian Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Corporation, to the effect set forth in subsection 9.1(c) above and to the effect that the representations and warranties of the Corporation contained in this Agreement are true and correct as of the Closing Date and that the Corporation has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (e) The Canadian Underwriters shall have received on the Closing Date an opinion of the Corporation's Canadian Counsel, dated the Closing Date, which counsel in turn may rely upon the opinions of local counsel where they deem such reliance proper as to the laws other than those of Canada or Ontario, to the effect that:

               (i) the Corporation has been amalgamated and is an existing corporation under the laws of the Province of Ontario, with corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly registered or qualified to transact business as an extra-provincial corporation in each jurisdiction in Canada in which the conduct of its business or ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not have a Material Adverse Effect;

               (ii) The Shares delivered on such Closing Date and all other outstanding Common Shares have been duly authorized and validly issued, are fully paid and non-assessable and conform, in all material respects, to the description thereof contained in the Prospectus; and the shareholders of the Corporation have no pre-emptive or similar rights arising under (A) any Canadian or Province of Ontario statute, rule or regulation with respect to the Securities or (B) the articles, by-laws or agreement of the Corporation once Common Shares have been issued pursuant to a final prospectus for which a receipt is issued by a securities commission or similar regulatory body in Canada and/or pursuant to an effective registration statement filed with the Commission;

              (iii) The statements in the Prospectus under the captions and
                    Prospectus in "Risk Factors - Our product contains encryption technology whose export is restricted by U.S. and Canadian Law," "Certain Transactions," "Shares Eligible for Future Sale - Canadian Resale Restrictions and Escrowed Securities," "Income Tax Consequences - Canadian Federal Income Tax Considerations" are accurate in all material respects;

               (iv) The Company holds all material licenses, certificates and permits from federal governmental authorities in Canada and provincial authorities in the Province of Ontario which are necessary to the conduct of its business;

               (v) Except for those already obtained or completed, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court of Canada or the Province of Ontario is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Canadian Shares by the Corporation;

               (vi) The execution, delivery and performance of this Agreement and the U.S. Underwriting Agreement and the issuance and sale of the Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under the articles or by-laws of the Corporation, and the Company has the corporate power and authority to authorize, issue and sell the Shares as contemplated by this Agreement and the U.S. Underwriting Agreement;

              (vii) to the best of such counsel's knowledge, there are no legal or governmental proceedings in Canada pending or threatened to which the Corporation or any of its subsidiaries is a party or to which any of the properties of the Corporation or any of its subsidiaries is subject that are required to be described in the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Prospectus;

             (viii) This Agreement and the U.S. Underwriting Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation;

               (ix) the execution and delivery by the Corporation of, and the performance by the Corporation of its obligations under, this Agreement will not contravene any provision of applicable laws of the Province of Ontario or any federal laws of Canada applicable therein or the articles of incorporation or bylaws of the Corporation

               (x) the Canadian Shares are eligible investments under the statutes listed under "Eligibility for Investment" in the Canadian Final Prospectus; and

               (xi) all documents have been filed and all requisite proceedings have been taken and all approvals, permits, consents and authorizations of the appropriate regulatory authorities under the Canadian Securities Laws has been obtained by the Corporation to qualify the Canadian Shares for distribution or distribution to the public in each of the Qualifying Provinces through investment dealers or brokers registered under the applicable laws of the Qualifying Provinces, who have complied with the relevant provisions of such applicable laws.

          (f) The Canadian Underwriters shall have received on the Closing Date an opinion of Corporation's U.S. Counsel, dated the Closing Date, to the effect that:

               (i) except as set forth in the U.S. Registration Statement and the Prospectus, no holders of Common Shares or other securities have registration rights with respect to securities of the Corporation and, except as set forth in the U.S. Registration Statement and the Prospectus, all holders of securities of the Corporation having rights to registration of such Common Shares or other securities because of the filing of the Registration Statement by the Corporation have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Corporation's intent to file the U.S. Registration Statement;

               (ii) the Corporation is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement and the U.S. Underwriting Agreement, and the application of the net proceeds therefrom as described in the Prospectus, an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended;

              (iii) No authorization, approval, consent or order of, or filing with, any governmental authority or agency or any court is required in connection with the transactions contemplated by this Agreement and the U.S. Underwriting Agreement, except such as have been obtained and made under the 1933 Act and such as may be required under state securities laws or "Blue Sky" laws in connection with the purchase and distribution of the Shares by the U.S. Underwriters;

               (iv) the execution and delivery of this Agreement and the U.S.
                    Underwriting Agreement and the performance by the Corporation of their terms do not violate or result in a violation of any judgment, order or decree of any court or arbiter, to which the Corporation is a party, and to our knowledge after reasonably investigation, will not constitute a material breach of the terms, conditions or provisions of or constitute a default under any contract, undertaking, indenture or other agreement by which the Corporation is now bound or to which it is now a party that is described in the certificate of an officer of the Company, a copy of which is attached to such opinion;

               (v) the U.S. Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the U.S. Registration Statement or any part thereof has been issued or any proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act;

               (vi) this Agreement and the U.S. Underwriting Agreement have been duly executed and delivered by the Corporation;

              (vii) the U.S. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business. The U.S Subsidiary is duly qualified to transact business as a foreign corporation in the State of California; all of the issued and outstanding capital stock of the U.S Subsidiary is owned by the Corporation, and to the best of such counsel's knowledge, free and clear of any security interest, claim, lien, encumbrance or adverse interest;

             (viii) the execution and delivery by the Corporation of, and the performance by the Corporation of its obligations under, this Agreement will not contravene any provision of applicable federal law of the United States or the laws of the State of New York;

               (ix) the information in the Prospectus under the captions
                    "Certain Transactions," "Shares Eligible for Future Sale--U.S. Resale Restrictions," and "Consequences - U.S. Federal Income Tax Considerations," "Consequences - Passive Foreign Investment Companies"; "Risk Factors - Our Technology Contains Encryption Technology Whose Export is Restricted by U.S. and Canadian Law" to the extent that such information constitutes matters of law or legal conclusions is a fair summary in all material respects of such matters and conclusions;

               (x) to such counsel's knowledge, there are no material pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Corporation, other than such actions, suits or proceedings as are described in the Prospectus. There is no contract or other document known to such counsel of a character required to be described in the Prospectus or to be filed as an exhibit to the U.S. Registration Statement that is not described or filed as required; and

               (xi) such counsel shall state that it has participated in
                    conferences with the Underwriters' representatives and with representatives of the Corporation and its accountants concerning the U.S. Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although it has not independently verified the accuracy, completeness or fairness of such statements, and that, based upon and subject to the foregoing, nothing has come to such counsel's attention that leads such counsel to believe that the U.S. Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the time they were filed with the SEC pursuant to Rule 424 (b) under the 1933 Act or as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel shall not be required to make any comment with respect to the financial statements, supporting schedules, footnotes, and other financial information contained in the Registration Statement or the Prospectus).

              In rendering such opinion, Morrison & Foerster LLP may rely as to all matters governed by Canadian law upon the opinion of Goodman Phillips & Vineberg.

          (g) The Canadian Underwriters shall have received on the Closing Date an opinion of the Underwriters' Canadian Counsel, dated the Closing Date, which counsel in turn may rely upon the opinions of local counsel where they deem such reliance proper as to the laws other than those of Canada and Ontario, covering the matters referred to in Sections 9.1(e)(i), (ii) (but only with respect to the Shares; (iii); (v); (vi); (viii); (ix); (x); and (xi). With respect to Sections 9.1(d)(i); (ii); (vi) and (viii), the Underwriters' Canadian Counsel shall be entitled to rely upon the opinion of the Corporation's Canadian Counsel in rendering such opinions.

          (h) The Canadian Underwriters shall have received on the Closing Date from Underwriters' U.S. Counsel such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Corporation, the validity of the U.S. Shares delivered on such Closing Date, the U.S. Registration Statement, the Prospectus, the matters set out in Section 9.1 (f) (ix) and other related matters as the Canadian Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they shall reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Underwriters' U.S. Counsel may rely on all matters governed by Canadian law upon the opinion of Underwriters' Canadian Counsel referred to above

          (i) The Canadian Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof in form and substance satisfactory to the Canadian Underwriters, from KPMG, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the U.S. Registration Statement and the Prospectus.

          (j) The U.S Representative shall have received the "lock-up" agreements, each substantially in the form attached to the U.S. Underwriting Agreement, from the holders of all of the Corporation's outstanding Shares, and all securities convertible into or exercisable or exchangeable for Shares.

          (k) The Shares shall have been conditionally approved for listing on the TSE and the Nasdaq, subject to the Corporation fulfilling all the requirements of such exchanges.

          (l) Contemporaneously with the purchase by the Canadian Underwriters of the Canadian Firm Shares under this Agreement (or the Canadian Additional Shares, as the case may be), the U.S. Underwriters shall have purchased the U.S. Firm Shares under the U.S. Underwriting Agreement (or the U.S. Additional Shares, as the case may be).

          (m) On or before the Closing Date, the Canadian Underwriters shall have received such further certificates, documents, opinions, and other information as they may have reasonably requested.

          (n) The several obligations of the Canadian Underwriters to purchase Additional Canadian Shares hereunder are subject to the delivery to the Canadian Representative at the Time of Delivery of such documents as they may reasonably request with respect to the good standing of the Corporation, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Canadian Shares.

                                   ARTICLE 10
                              RIGHTS OF TERMINATION

10.1     LITIGATION

If any enquiry, action, suit, investigation or other proceeding, whether formal or informal, is instituted or threatened or any order is made by any Canadian or U.S. federal, provincial, state or other governmental authority in relation to the Corporation, which, in the reasonable opinion of any of the Canadian Underwriters, operates to prevent or restrict the distribution or trading of the Shares, any of the Canadian Underwriters shall be entitled, at their option and in accordance with Section 10.5, to terminate their obligations under this Agreement by notice to that effect given to the Corporation any time prior to the First Time of Delivery.

10.2     MARKET OUT CLAUSE

If prior to the First Time of Delivery:

          (a) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation, which, in the opinion of any of the Canadian Underwriters, seriously adversely affects or involves or will seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Corporation and its subsidiaries on a consolidated basis; or

          (b) the state of the financial markets in Canada or elsewhere where it is planned to market the Canadian Shares is such that, in the reasonable opinion of any of the Canadian Underwriters, the Canadian Shares cannot be profitably marketed, any of the Canadian Underwriters shall be entitled at their option, in accordance with paragraph 10.5, to terminate their obligations under this Agreement by written notice to that effect given to the Corporation prior to the First Time of Delivery.

10.3     MATERIAL CHANGE

If prior to the First Time of Delivery there shall occur any material change or a change in any material fact, which in the opinion of any of the Canadian Underwriters, would be expected to have a significant adverse effect on the market price or value of the Shares, any of the Canadian Underwriters shall be entitled, at its option, in accordance with Section 10.5, to terminate its obligations under this Agreement by written notice to that effect given to the Corporation at or prior to the First Time of Delivery.

10.4     NON-COMPLIANCE WITH CONDITIONS

The Corporation agrees that all terms and conditions in Article 9 shall be construed as conditions and complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use its reasonable best efforts to cause such conditions to be complied with, and that any breach or failure by the Corporation to comply with any such conditions shall entitle the Canadian Representative on behalf of the Canadian Underwriters to terminate its obligations to purchase the Shares by notice to that effect given to the Corporation at or prior to the First Time of Delivery, unless otherwise expressly provided in this Agreement. The Canadian Underwriters may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to their rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Canadian Underwriters only if such waiver or extension is in writing and signed by all of the Canadian Underwriters.

10.5     EXERCISE OF TERMINATION RIGHTS

The rights of termination contained in Sections 10.1, 10.2, 10.3 and 10.4 may be exercised by any of the Canadian Underwriters and are in addition to any other rights or remedies any of the Canadian Underwriters may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Canadian Underwriters so terminating to the Corporation or on the part of the Corporation to such Canadian Underwriters except in respect of any liability which may have arisen prior to or arise after such termination under Sections 7.1, 12.1 and 13.1. Subject to Section 14.1, a notice of termination given by any Canadian Underwriter under Section 10.1, 10.2, 10.3 or 10.4 shall not be binding upon any other Canadian Underwriter. Nothing in this Agreement shall require the Corporation to sell less than all of the Shares.

                                   ARTICLE 11
                                 MATERIAL CHANGE

11.1     MATERIAL CHANGE DURING DISTRIBUTION

During the period of distribution of the Shares under the Prospectus, the Corporation shall promptly notify the Canadian Underwriters in writing of:

          (a) any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and its subsidiary taken as a whole;

          (b) any material fact which has arisen or has been discovered and would have been required to have been stated in the Canadian Final Prospectus or the U.S. Final Prospectus had the fact arisen or been discovered on, or prior to, the Final Prospectus Date; and

          (c) any change in any material fact contained in the Canadian Final Prospectus or any Prospectus Amendment which change is, or may be, of such a nature as to render any statement in the Canadian Final Prospectus or the U.S. Final Prospectus or any Prospectus Amendment misleading or untrue or which would result in a misrepresentation in the Canadian Final Prospectus or the U.S. Final Prospectus or any Prospectus Amendment or which would result in the Canadian Final Prospectus or the U.S. Final Prospectus or any Prospectus Amendment not complying (to the extent that such compliance is required) with Canadian Securities Laws or U.S. Securities Laws, as applicable.

The Corporation shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Canadian Underwriters, acting reasonably, with all applicable filings and other requirements under Canadian Securities Laws and U.S. Securities Laws as a result of such fact or change; provided that the Corporation shall not file any Prospectus Amendment or other document without first obtaining the approval of the Canadian Representative on behalf of the Canadian Underwriters, which approval will not be unreasonably withheld. The Corporation shall in good faith discuss with the Canadian Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this
Article 11; and

11.2     CHANGE IN THE CANADIAN SECURITIES LAWS

If during the period of distribution of the Shares there shall be any change in the Canadian Securities Laws which, in the opinion of the Canadian Underwriters, requires the filing of a Prospectus Amendment, the Corporation shall, to the satisfaction of the Canadian Underwriters, acting reasonably, promptly prepare and file such Prospectus Amendment with the appropriate Canadian Securities Regulators in each of the Qualifying Provinces where such filing is required and with the SEC, as appropriate.

                                   ARTICLE 12
                                    INDEMNITY

12.1     INDEMNIFICATION OF THE CANADIAN UNDERWRITERS

The Corporation agrees to indemnify and save harmless each of the Canadian Underwriters and each of their respective affiliates, directors, officers, employees and agents from and against all joint or several liabilities, claims, losses (other than loss of profits), reasonable costs, damages and reasonable expenses (including without limitation any legal fees or other expenses reasonably incurred by any Canadian Underwriter in connection with defending or investigating any such action or claim, and will reimburse each Canadian Underwriter for any legal or other expenses reasonably incurred by such Canadian Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred) in any way caused by, or arising directly or indirectly from, or in consequence of:

          (a) any information or statement (except any statement relating solely to the Canadian Underwriters and provided by or on behalf of the Canadian Underwriters expressly for use therein) contained in the Prospectus or the U.S. Registration Statement or in any certificate of the Corporation delivered pursuant to this Agreement which, at the time and in the light of the circumstances under which it was made, contains or is alleged to contain a misrepresentation;

          (b) any omission or alleged omission to state in the Prospectus or the U.S. Registration Statement any material fact (except facts omitted on the basis of information or statements relating solely to the Canadian Underwriters and provided by or on behalf of the Canadian Underwriters expressly for such purpose) required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

          (c) any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement or omission or alleged statement or omission regarding facts relating solely to the Canadian Underwriters and provided by or on behalf of the Canadian Underwriters expressly for use therein) in the Prospectus or the U.S. Registration Statement or based upon any failure to comply with the Canadian Securities Laws or the U.S. Securities Laws (other than any failure or alleged failure to comply by the Canadian Underwriters), preventing or restricting the trading in or the sale or distribution of the Shares in any of the Qualifying Provinces or the United States; or

          (d) the non-compliance or alleged non-compliance by the Corporation with any of the Canadian Securities Laws or U.S. Securities Laws including the Corporation's non-compliance with any statutory requirement to make any document available for inspection.

12.2     INDEMNIFICATION OF THE CORPORATION

Each Canadian Underwriter agrees, severally and not jointly, to indemnify and save harmless the Corporation and each of its directors, officers, employees and agents from and against all joint or several liabilities, claims, losses (other than loss of profits), reasonable costs, damages and reasonable expenses (including without limitation any legal fees or other expenses reasonably incurred by the Corporation in connection with defending or investigating any such action or claim, and will reimburse the Corporation for any legal or other expenses reasonably incurred by such Canadian Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred) in any way caused by, or arising directly or indirectly from, or in consequence of any statement relating solely to the Canadian Underwriters and provided by or on behalf of the Canadian Underwriters in writing expressly for use therein contained in the Prospectus or the U.S. Registration Statement which, at the time and in the light of the circumstances under which it was made, contains or is alleged to contain a misrepresentation.

12.3     NOTIFICATION OF CLAIMS

If any matter or thing contemplated by Section 12.1 or 12.2 (any such matter or thing being referred to as a "Claim") is asserted against any person or company in respect of which indemnification is or might reasonably be considered to be provided, such person or company (the "Indemnified Party") will notify the party from which indemnification is being sought (the "Indemnifying Party") as soon as possible of the nature of such Claim (but the failure so to notify the Indemnifying Party of any potential Claim shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party and any omission to so notify the Indemnifying Party of any actual claim shall affect the Indemnifying Party's liability only to the extent that it is materially prejudiced by that failure). The Indemnifying Party shall be entitled to participate in and, to the extent that it shall wish, to assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel reasonably acceptable to the Indemnified Party, that no settlement of any such Claim or admission of liability may be made by the Indemnifying Party or the Indemnified Party without the prior written consent of the other parties, acting reasonably, and the Indemnifying Party shall not be liable for any settlement of any such Claim unless it has consented in writing to such settlement or unless such settlement, compromise or judgment (a) includes an unconditional release of the Indemnified Party and the Indemnifying Party from all liability arising out of such action or claim and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party or the Indemnifying Party.

12.4     RIGHT OF INDEMNITY IN FAVOUR OF OTHERS

With respect to any Indemnified Party who is not a party to this Agreement, the Indemnified Parties who are party to this Agreement shall obtain and hold the rights and benefits of this Article 12 in trust for and on behalf of such Indemnified Party.

12.5     RETAINING COUNSEL

In any such Claim, the Indemnified Party shall have the right to retain other counsel to act on his or its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party fails to assume the defence of such suit on behalf of the Indemnified Party within 10 days of receiving written notice of such suit; (ii) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of the other counsel; or (iii) the named parties to any such Claim (including any added third or impleaded party) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party and the Indemnifying Party shall have been advised by counsel that the representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them. In no event shall the Indemnifying Party be liable to pay the fees and disbursements of more than one firm of separate counsel for all Indemnified Parties and, in addition, one firm of local counsel in each applicable jurisdiction.

                                   ARTICLE 13
                                  CONTRIBUTION

13.1     CONTRIBUTION WHERE INDEMNIFICATION UNAVAILABLE

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Article 12 is unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any losses, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof) referred to in Article 12, the Indemnifying Party and the Indemnified Party shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by the Indemnifying Party as a result of such losses, claims, damages, expenses, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other hand from the offering of the Shares or, if allocation in such manner is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the information, statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in Article 12 which resulted in such losses, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Corporation on the one hand and the Canadian Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares (net of the fee payable to the Canadian Underwriters but before deducting expenses) received by the Corporation is to the fee received by the Canadian Underwriters, in each case as set out in the table on the face page of the English language version of the Canadian Final Prospectus. The relative fault of the Corporation on the one hand and of the Canadian Underwriters on the other shall be determined by reference to, among other things, whether the information, statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in Section 10 which resulted in such losses, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof) relates to information supplied by or steps or actions taken or done by or on behalf of the Corporation or to information supplied by or steps or actions taken or done by or on behalf of the Canadian Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in Article
12. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof) referred to above shall include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, costs or expenses (or claims, actions, suits or proceedings in respect thereof), whether or not resulting in any such action, suit, proceeding or claim. The Corporation and the Canadian Underwriters agree that it would not be just and equitable if contribution pursuant to this Article 13 were determined by any method of allocation which does not take into account the equitable considerations referred to immediately above.

A person who is engaged in any fraud or fraudulent misrepresentation shall not, to the extent that the claims, expenses, liabilities and losses were caused by that activity, be entitled to claim contributions therefor from any person who is not engaged in that fraud or fraudulent misrepresentation.

13.2     RIGHT OF CONTRIBUTION IN ADDITION TO OTHER RIGHTS

The rights to contribution provided in this Article 13 shall be in addition to and not in derogation of any other right to contribution which the Canadian Underwriters or the Corporation may have by statute or otherwise at law.

13.3     CALCULATION OF CONTRIBUTION

In the event that the Corporation may be held to be entitled to contribution from a Canadian Underwriter under the provisions of any statute or at law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of: (a) the portion of the full amount of the loss or liability giving rise to such contribution for which such Canadian Underwriter is responsible, as determined in Section 13.1; and (b) the amount by which the total price at which the Shares underwritten by such Canadian Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Canadian Underwriter has otherwise been required to pay by reason of any statute or law.

13.4     NOTICE

If an Indemnified Party has reason to believe that a claim for contribution may arise, it shall give the Indemnifying Party notice of such claim in writing, as soon as reasonably possible, but failure to notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation which it may have to the Indemnified Party under this Article 13.

13.5     RIGHT OF CONTRIBUTION IN FAVOUR OF OTHERS

The Corporation and the Canadian Underwriters hereby acknowledge and agree that each is contracting, with respect to Article 13 hereof, on its own behalf and as agents for its affiliates, directors, officers, employees and agents. In this regard the Corporation and each of the Canadian Underwriters shall act as trustee for such persons and the Corporation and the Canadian Underwriters accept these trusts and shall hold and enforce the covenants contained in this
Section 13 on behalf of such persons.

                                   ARTICLE 14
                OBLIGATIONS OF CANADIAN UNDERWRITERS TO PURCHASE

14.1     FAILURE TO PURCHASE

The obligation of the Canadian Underwriters to purchase the Canadian Firm Shares at the First Time of Delivery shall be several and not joint and several and, except as set forth below, shall be limited to the number of Canadian Shares set out opposite the name of each such Canadian Underwriter in Schedule I hereto.

If one or more of the Canadian Underwriters (the "Refusing Canadian Underwriters") fails to purchase its applicable number of the Canadian Shares at the First Time of Delivery (for greater certainty, whether as a result of the exercise of the rights of termination set forth in Section 8 hereof or otherwise) and such number of shares exceeds 10% of the total number of Canadian Shares, then the rights and obligations of the Corporation and the Canadian Underwriters shall terminate without further liability to any party except in respect of any liability which may have arisen or may arise under Articles 7, 12 and 13. Nothing in this Article 14 shall relieve any Refusing Canadian Underwriter from liability to the Corporation. If any one or more of the Canadian Underwriters fails or refuses to purchase its or their applicable number of the Canadian Shares, and the aggregate number of such Canadian Shares is not more than 10% of the total number, the non-defaulting Canadian Underwriters shall be obligated severally to purchase, pro rata in accordance with the applicable proportions set out in Schedule I hereto or in such proportions as the non-defaulting Canadian Underwriters may agree, the Canadian Shares which such defaulting Canadian Underwriters agreed but failed or refused to purchase at such time provided that the non-defaulting Canadian Underwriters shall have the right to postpone the First Date of Delivery for such period, not exceeding five Business Days, as they shall determine and notify the Corporation in order that the required changes, if any, in the Prospectus and the U.S. Registration Statement or in any other document or other arrangements may be affected.

14.2     SURVIVAL

The respective indemnities, agreements, representations, warranties and other statements of the Corporation and the several Canadian Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Canadian Underwriter or any controlling person of any Canadian Underwriter, or the

Corporation, or any officer or director or controlling person of the Corporation and shall survive delivery of and payment for the Shares.

14.3     EXPENSES IN THE EVENT OF TERMINATION OR DEFAULT

If this Agreement shall be terminated for any reason, then in addition to payment of the amounts contemplated in Section 7 hereof, the Corporation will reimburse the Canadian Underwriters through the Canadian Representative for all out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Canadian Underwriters in making preparations for the purchase, sale and delivery of the Common Shares not so delivered.

14.4     AUTHORITY OF REPRESENTATIVES

The Canadian Representative is hereby authorized by each of the other Canadian Underwriters to act on their behalf and the Corporation shall be entitled to and shall act on any notice given in accordance with Section 14.5 or agreement entered into by or on behalf of the Canadian Underwriters by the Canadian Representative which represent and warrant that it has irrevocable authority to bind the Canadian Underwriters, except in respect of any consent to a settlement pursuant to Section 12.2 which consent shall be given by the Indemnified Party, a notice of termination pursuant to Article 10 which notice may be given by any of the Canadian Underwriters, or any waiver pursuant to Section 10.4, which waiver must be signed by all of the Canadian Underwriters. The Canadian Representative shall consult with the other Canadian Underwriters concerning any matter in respect of which it acts as representative of the Canadian Underwriters. Furthermore, the Canadian Representative is hereby authorized by each of the other Canadian Underwriters to execute and deliver the Inter-Syndicate Agreement on their behalf.

14.5     DELIVERY OF NOTICES

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Canadian Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives on behalf of the Canadian Underwriters at Nesbitt Burns Inc., P.O Box 150, 4th Floor, 1 First Canadian Place, Toronto, ON M5x 1H3, Attention: Blair Agnew, telephone 416-359-4287, facsimile 359-5685 and if to the Corporation shall be delivered or sent by mail or facsimile transmission to the address of the Corporation set forth in the Prospectus, Attention: Secretary; provided, however, that any notice to an Canadian Underwriter pursuant to Section 11 hereof shall be delivered or sent by mail or facsimile transmission to such Canadian Underwriter at its address, which address will be supplied to the Corporation by the Canadian Representative upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.6     TIME OF THE ESSENCE

Time shall be of the essence of this Agreement.

14.7     GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

14.8     COUNTERPARTS

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign this letter and return it to us, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement among each of the Canadian Underwriters and the Corporation.

                           Very truly yours,

                           724 SOLUTIONS INC.



Accepted as of the date hereof:



                           NESBITT BURNS INC.

                           RBC DOMINION SECURITIES INC.

                           CREDIT SUISSE FIRST BOSTON SECURITIES CANADA INC.

                                   SCHEDULE I

---------------------------------------- -------------------------------------- --------------------------------------
                                                                                NUMBER OF CANADIAN ADDITIONAL SHARES
                                                                                TO BE PURCHASED IF MAXIMUM OPTION
                                         TOTAL NUMBER OF CANADIAN FIRM SHARES   EXERCISED
                                         TO BE PURCHASED
UNDERWRITER
---------------------------------------- -------------------------------------- --------------------------------------
Nesbitt Burns Inc.                                       [- ]                                   [- ]
---------------------------------------- -------------------------------------- --------------------------------------
RBC Dominion Securities Inc.                             [- ]                                   [- ]
---------------------------------------- -------------------------------------- --------------------------------------
Credit  Suisse First Boston  Securities                  [- ]                                   [- ]
Canada Inc.
---------------------------------------- -------------------------------------- --------------------------------------
Total                                                    [- ]                                   [- ]
---------------------------------------- -------------------------------------- --------------------------------------